Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 7, 2025, between Amaze Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned Purchaser (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to purchase from the Company for cash, Securities of the Company as defined and described more fully in this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means each Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Due Diligence Review Period” means that period of time commencing on the date of this Agreement through and including October [60th day], 2025, during which time the Purchaser shall review the business and operations of the Company pursuant to Section 2.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements delivered to the Purchaser.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra- national entity (including the European Union and the European Central Bank) and any self- regulatory organization (including the National Association of Insurance Commissioners).

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, and (iii) any capital stock issued or issuable with respect to the Common Stock, including, without limitation, (1) as a result of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise, and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material, including the exhibits thereto and documents incorporated by reference therein.

“Securities” means, collectively, the Common Stock, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Transaction Documents” means this Agreement, the Warrant and any other documents or agreements executed and delivered to the Purchaser in connection with the transactions contemplated hereunder.

“Warrants” means common stock purchase warrants to purchase shares of Common Stock equal to 100.0% of the total number of shares of Common being purchased and sold to the Purchaser pursuant to this Agreement, with an exercise price equal to $7.50 per share, subject to adjustment therein, delivered to the Purchasers at the Closing in accordance with Section 2.2 hereof, substantially the form attached hereto as Schedule 1.

“Warrant Shares” means shares of Common Stock issuable upon the exercise of the Warrants.

ARTICLE II PURCHASE AND SALE

2.1             Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Company agrees to sell, and the Purchaser agrees to purchase, 1,000,000 shares (the “Shares”) of Common Stock and Warrants. The aggregate purchase price for the Shares and the Warrants shall be $6,000,000 (the “Purchase Price”).

2.2             Closing. Upon the terms and subject to the conditions set forth herein, the purchase and sale of the Shares and Warrants contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m. Eastern time, no later than fifteen (15) days after the last of the conditions to Closing set forth in Section 2.4 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by electronic exchange of documents and signatures, or at such other time or on such other date or at such other place as the Company and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

2.3             Deliveries.

(a)                    Deliveries to Purchaser. On or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following, each dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchaser:

(i)                      shares of Common Stock being purchased by the Purchaser in uncertificated form by reflecting such issuance on the Company’s books and records and a Warrant registered in the name of such Purchaser; and

(ii)                   such other statements, agreements, and other documents as the Purchaser may reasonably require.

(b)                    Deliveries to the Company. On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)                      the Purchase Price for the Common Stock and Warrants being purchased by the Purchaser by wire transfer of immediately available funds to the account specified in writing by the Company.

2.4             Closing Conditions.

(a)                    Conditions to the Company’s Obligations. The obligations of the Company pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date:

(i)                      the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)                   all obligations, covenants and agreements required to be performed by the Purchaser on or prior to the Closing Date (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed; and

(iii)                 the delivery by the Purchaser of the items the Purchaser is required to deliver prior to the Closing Date pursuant to Section 2.3(b).

(b)                    Conditions to the Purchaser’s Obligations. The respective obligations of the Purchaser pursuant to Section 2.2 in connection with any Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before such Closing Date:

(i)                      the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct in all material respects as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)                   all obligations, covenants and agreements required to be performed by any Company Party on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(iii)                 Buyer shall be satisfied, in its sole discretion, with its due diligence review of the operations and business of the Company; and

(iv)                 the delivery by the Company of the items the Company is required to deliver on or prior to the applicable Closing Date pursuant to Section 2.3(a).

2.5       Due Diligence Review Period. The Purchaser will commence, at its own expense, due diligence immediately upon execution of this Agreement and the Company shall reasonably cooperate with the Purchaser in connection with the conduct of the due diligence by the Purchaser. The Purchaser shall complete its due diligence as soon as reasonably practicable and in any event not later than October [60th day after date of Agreement], 2025. In the event the Purchaser in its sole discretion is dissatisfied with the results of its due diligence review, the Purchaser shall promptly notify the Company and this Agreement shall be terminated upon giving such written notice on or prior to October [60th day], 2025 pursuant to Section 5.1 hereof.

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the Closing Date to the Purchaser as follows:

(a)                    The Company is a corporation validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, condition, financially or otherwise, or operations of the Company.

(b)                    All corporate action on the part of the Company necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents at the Closing and the authorization, sale, issuance and delivery of the Securities have been taken (subject to any applicable rules and regulations of the Trading Market). The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

(c)                    The Company is not in violation or default of any term of organizational documents, each as amended, or to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery, and performance of the Transaction Documents, and the issuance and sale of the Securities will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties or cause the acceleration of any payments owed to third parties.

(d)                    To the Company’s knowledge, the Company is not in violation of any material applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency in respect of the conduct of its business or the ownership of its properties which violation could materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents or the issuance of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings, notices or applications that must be made before or after the Closing with the SEC and the trading market or exchange on which the Common Stock listed or quoted for trading (the “Trading Market”).

(e)                    The shares of Common Stock are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The issuance of the Warrants has been duly authorized, and the Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(f)                     Except as described in the SEC Documents, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, threatened in writing, against the Company, its properties, or its officers or directors, which question the validity of the Transaction Documents or the right of the Company to enter into any such agreements, or which might reasonably be expected to have a material adverse effect on the business of the Company.

(g)                    Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents.

(h)                    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (the “SEC”) or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments).

(i)                      The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

3.2       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                 The Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the other Transaction Documents has been taken. Upon their execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)                    The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                    At the time the Purchaser was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Regulation D under the Securities Act.

(d)                    The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(e)                     The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)                     The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)                    Neither Purchaser nor any of its affiliates meet any of the disqualifying criteria described in Rule 506(d)(1)(i) through (viii) promulgated under the Securities Act.

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES

4.1             Transfer Restrictions.

(a)                     The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or any other exemption under the Securities Act, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b)                     The Purchaser agrees, severally but not jointly, to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Securities in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2             Access to Information. From the date hereof until the Closing or the earlier termination of this Agreement, the Company shall (a) afford the Purchaser and its representatives reasonable access to the assets, premises, books and records, contracts and other documents and data related to the Company; (b) furnish the Purchaser and its representatives with such financial, operating and other data and information related to the Company as the Purchaser or any of its representatives may reasonably request; and (c) instruct the representatives of the Company to cooperate with the Purchaser in its investigation of the Company. Any investigation pursuant to this Section 4.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

4.3             Confidentiality. The Purchaser agrees that all non-public information in whatever form delivered, made available, or disclosed before or after the date hereof by Company or its representatives to Purchaser or its representatives in connection with the transactions contemplated hereby (the “Confidential Information”) is of a confidential and proprietary nature to the Company. The Purchaser agrees: (i) that it will maintain the confidentiality of the Confidential Information, (ii) that it will protect and secure the Confidential Information in a commercially reasonable manner, and in any event in a manner no less protected and secure than Purchaser’s own confidential information, (iii) that it will not use the Confidential Information other than in connection with the consummation of the transactions contemplated by this Agreement, and (iv) that it will disclose the Confidential Information only: (x) as may be required by Law, or (y) to its directors, officers, employee, agents, and representatives on a need- to-know basis in order to consummate the transactions contemplated hereby. If Closing does not occur, at the Company’s request, the Purchaser will promptly return to the Company or destroy all Confidential Information, in whatever format, including Confidential Information incorporated into memoranda or other writings or analysis of the Purchaser or its representatives. The Purchaser agrees to cause its directors, officers, employees, agents, and representatives to comply with the obligations of Purchaser under this Section 4.3. This Section 4.3 will survive the termination of this Agreement. The Purchaser recognizes that irreparable injury will result from a breach by Purchaser of this Section 4.3, and that money damages will be inadequate to fully remedy such injury. Accordingly, in the event of a breach or threatened breach of such provisions, the Company shall be entitled to seek (in addition to any other remedies which may be available to the Company) one or more preliminary or permanent orders restraining and enjoining any act which would constitute a breach or compelling the performance of any obligation which, if not performed, would constitute a breach.

4.4             Prohibited Short Sales. The Purchaser covenants and agrees that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction that establishes a net short position with respect to the Company’s Common Stock, in each case during the period commencing with the execution of this Agreement and exercise of all of such Purchaser’s Warrants; provided, that this provision shall not prohibit any sales made where an Exercise Notice is tendered to the Company and the shares received upon such exercise are used to close out such sale.

4.5             Registration Rights. Within sixty (60) days after the Closing Date, the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Registrable Securities (the “Registration Statement”) so as to permit the resale of such Registrable Securities by the Purchaser under Rule 415 under the Securities Act at then prevailing market prices. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company.

ARTICLE V MISCELLANEOUS

5.1             Termination. This Agreement may be terminated at or prior to Closing by (i) by mutual consent of the Company and the Purchaser, (ii) by the Company, upon written notice, if a material default or breach shall be made by the Purchaser with respect to the due and timely performance of any of the Purchaser’s covenants and agreements contained herein, or with respect to the due compliance with any of Purchaser’s representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by the Company in writing; or (iii) in addition to, and not in limitation of its termination rights regarding due diligence as set forth in Section 2.5 hereof, the Purchaser may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event a material default or breach made by the Company with respect to the due and timely performance of any of the Company’s covenants and agreements contained herein, or with respect to the due compliance with any of the Company’s representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by the Purchaser in writing. In the event this Agreement is terminated pursuant to Section 5.1, all further rights and obligations of the parties hereunder shall terminate, except that this Section 5.1 and Section 4.3 shall survive any such termination I accordance with its terms, and neither the Purchaser nor the Company, nor any of their affiliates, nor any of the respective directors, officers or employees of the Purchaser or the Company or their affiliates shall have any liability to any of the others, except as set forth in Section 4.3.

5.2             Governing Law; Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without regard to the conflict of laws principles. All actions arising out of or relating to this Note shall be heard and determined exclusively in any state or federal court located in Clark County, Nevada (or in any appellate court) (the “Specified Courts”). Each party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.3             Jury Trial. THE PARTIES TO THIS AGREEMENT WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

5.4             Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the contemplated transactions. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company in connection with the contemplated transactions shall be deemed to be representations and warranties by the Company solely as of the date of such certificate or instrument.

5.5             Successors and Assigns. Except as otherwise expressly provided, the provisions shall inure to the benefit of, and be binding upon the parties and their respective successors, assigns, heirs, executors and administrators. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed

5.6             Entire Agreement. This Agreement, the exhibits and schedules, and the other Transaction Documents delivered constitute the full and entire understanding and agreement between the parties with regard to the subjects and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Transaction Documents.

5.7             Severability. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

5.8             Amendment and Waiver. This Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

5.9             Notices. All notices required or permitted shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser at the address as set forth on the signature page hereof or at such other address or electronic mail address as the Company or a Purchaser may designate by ten (10) days advance written notice to the other parties.

5.10          Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.11          Counterparts. This Agreement may be executed in any number of counterparts and by any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY

Amaze Holdings, Inc.

By: ____________________________

Name: Aaron Day

Title: Chief Executive Officer

Address for Notice:

Amaze Holdings, Inc.

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663

Email: aaron@amaze.co

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE PURCHASER

Parler Cloud LLC

By: ____________________________________

Name: __________________________________

Title ___________________________________

Address for Notices:

Parler Cloud LLC

5700 Tennyson Parkway, Suite 200

Plano, Texas 75024

Email:

SCHEDULE 1

FORM OF WARRANT